EXHIBIT 99.1

Contango Oil and Gas Announces Initial Muddy Sandstone Oil Discovery in Weston County, Wyoming at an Initial Rate of 907 Boepd

JUNE 15, 2015 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango” or the “Company”) announced today the discovery and successful completion of the Elliott #1H well (80% WI) in the Muddy Sandstone formation in Weston County, Wyoming (N. Cheyenne Prospect Area). The well tested at a maximum 24 hour rate of 907 Boepd (98% Oil, 39 degree API) from a 6,601 foot completed lateral section using 25 stages of fracture stimulation. Total measured depth was 13,116 feet (6,235 feet true vertical depth).

The Elliott #1H is Contango’s initial well in the N. Cheyenne Prospect and is located between two legacy vertical Muddy Sandstone oil fields, being the Fiddler Creek Field to the north and the Clareton Field to the south.  Both fields were discovered in the 1940’s and have a combined cumulative production in excess of 50 million barrels of oil.

The Elliot #1H was initially drilled as a vertical pilot to a true vertical depth of 6,650 feet. Rock and petrophysical data were collected on multiple prospective zones in the well. In addition to the Muddy Sandstone, the slightly deeper Dakota and Lakota sands were evaluated and exhibit thicker intervals and greater oil saturations than the Muddy. Both of these zones are proven productive in vertical producing wells in the area. These two additional zones could add additional layers of horizontal oil development potential across the leasehold position. The Niobrara Shale was also encountered and shows prospective reservoir characteristics and will be further evaluated in future wells.

Contango’s initial interest and entry into this play was based on its similarity to the Company’s horizontal Woodbine play in Madison County, Texas where the Company has been drilling since 2012. Both plays target the “halo area” around established conventional oil fields where the producibility of the reservoir declines and becomes uneconomic for a conventional vertical play, but where the unconventional horizontal wells have proven to provide significant uplift in both rate and reserves sufficient to provide superior returns on a repeatable basis.

Although additional production data will be needed to confirm the EUR and type curve profile, the initial maximum 24 hour IP of 907 Boepd has exceeded our pre-drill model of 500 Boepd.  We are still early in the initial production stage and continue to develop the best combination of surface and subsurface production facilities.  Once we have a consistent period of production, we will release that information to the investment community.  Our pre-drill EUR expectation was 300 Mboe (86% oil) with a development program drill and complete cost of $5MM. If this EUR is confirmed, total gross prospective reserves from the Muddy alone could be 50 to 75 Mmboe from our current acreage position, almost double Contango’s existing proven reserve base.

Contango has approximately 49,000 gross acres (35,000 net) in the N. Cheyenne Prospect Area. We anticipate spudding one to two additional wells beginning in late summer 2015 to further delineate this discovery with full scale development expected to begin in early 2016 with a commitment of one to two rigs.  Approximately 200 to 300 Muddy horizontal well locations are prospective on the acreage based on a drilling density of three to four wells per 640 acres.  The additional prospective horizons will be evaluated during the delineation phase with additional log and core data and could also add significantly to the total number of potential horizontal locations.

In addition to the N. Cheyenne prospect, Contango began drilling in Fayette/Gonzales Counties (Elm Hill Prospect Area) in the 3rd quarter of 2014 and has now drilled five wells to three different horizons. Although the Company and its 50% partner have elected not to announce specific results to date until the field, and individual horizons, are further delineated and a comprehensive forward strategy developed, we can report that of the five wells drilled to date, our first well met our pre-drill expectations, the second two wells fell short of expectations, and the last two wells have had very encouraging indications during completion operations. Subsequent to the completion and testing of these last two wells, we and our partner will analyze all results to determine what further delineation efforts and long-term development plan will be pursued in the second half of the year and beyond.

Contango also drilled the State #1H well in Natrona County, Wyoming (FRAMS Prospect Area) in the fourth quarter of 2014 testing the Mowry Shale formation. In April 2015, initial flowback began and no hydrocarbons were produced during the testing period. Contango is continuing to evaluate the results of this well to determine if additional drilling is warranted on this Prospect Area, including the possibility of drilling a Muddy well in lieu of the recent Muddy results in our N. Cheyenne discovery to the northeast.

Allan Keel, President & Chief Executive Officer, commented: “Over the last year and a half, as a component of our stated growth plan, Contango obtained the rights to drill and earn a significant working interest in sizable acreage positions in Weston County, Wyoming (49,000 gross acres, 35,000 net); Natrona County, Wyoming (119,000 gross acres, 70,000 net) and Fayette/Gonzales Counties, Texas (53,000 gross acres, 25,000 net).  The objective is to organically add a meaningful and repeatable drilling inventory to the Company’s portfolio through the success of one or more of these plays, any one of which would be capable of providing significant dependable production and reserve growth in the future, i.e. relative to the current proven reserve base. The success of the Elliot well is a meaningful first step towards meeting that objective.”

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas Gulf Coast and Rocky Mountain regions of the United States. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400Sergio Castro – 713-236-7400

Senior Vice President and Chief Financial OfficerVice President and Treasurer